                                    EXHIBIT 10.16

                                    FORM OF ESSEX

                                  EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (hereafter the "Employment Agreement") made as of ____________________, 1998 (the "Closing Date"), by and among Essex Investment Management Company, Inc., a Massachusetts corporation (the "Company"), Essex Investment Management Company, LLC, a Delaware limited liability company (the "Employer"), and _________________________, a resident of
_________________________ (the "Employee").


                                 W I T N E S S E T H

     WHEREAS, pursuant to an Agreement and Plan of Reorganization dated as of January 15, 1998 (the "Purchase Agreement") by and among Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), the Employer, the Employee and certain other parties as set forth therein, at the Closing (as defined in the Purchase Agreement), a newly organized subsidiary of AMG will be merged (the "Merger") with and into the Company, which will become a wholly-owned subsidiary of AMG and will continue as the Managing Member of the Employer.

     WHEREAS, the Company transferred its assets and liabilities to the Employer, which will continue the investment advisory businesses of the Company (including acting as an investment adviser to the clients which were clients of the Company).

     WHEREAS, the Employee is a stockholder of the Company and will receive substantial economic and other benefits if the transactions contemplated by the Purchase Agreement are consummated.

     WHEREAS, on the Closing Date, and in consideration for the Employee entering into this Employment Agreement, the Employee is being admitted as a member of the Employer. Reference is hereby made to that certain Amended and Restated Limited Liability Company Agreement dated as of the Closing Date, as the same may be amended and/or restated from time to time (the "LLC Agreement").

     WHEREAS, it is a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Purchase Agreement that the Employee enter into and on the Closing Date (as defined in the Purchase Agreement) be bound by an employment agreement with the Employer in the form hereof, supplanting any previous employment agreement or arrangement that Employee may have had with the Employer or the Company. It is further a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Purchase Agreement that the Company be an intended third-party beneficiary of this Employment Agreement and be entitled to enforce all the provisions hereof as against each of the Employer and the Employee.

     WHEREAS, it is a condition precedent to the Employee being admitted to the Employer as a member, that the Employee enter into and on the Closing Date be bound by an employment agreement with the Employer in the form hereof.

     WHEREAS, the Company and the Employer recognize the importance of the Employee to the Employer and to the Employer's ability to retain the client relationships transferred to the Employer under the Purchase Agreement and the Asset Transfer Agreement (as such term is defined in the Purchase Agreement), and desire that the Employer employ the Employee for the period of employment and upon and subject to the terms herein provided.

     WHEREAS, the Company and the Employer wish to be assured that the Employee will not compete with the Employer and its Controlled Affiliates during the period of employment, and will not for a period thereafter compete with the Employer or its Controlled Affiliates, or solicit any Past, Present, or Potential Clients (as hereinafter defined) of the Company or the Employer and will not, by such competition or solicitation, damage the Employer's goodwill among its clients and the general public.

     WHEREAS, the Employee desires to be employed by the Employer and to refrain from competing with the Employer or soliciting its clients and the clients of the Company for the periods and upon and subject to the terms herein provided.

     WHEREAS, the Employee has been employed by the Company for approximately years, has while so employed contributed to
the acquisition and retention of the Company's clients, and will continue to seek to acquire and retain clients and to generate goodwill in the future as an officer, employee and agent of the Employer.

     Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the LLC Agreement when used in this Employment Agreement.


                                      AGREEMENTS

     In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     Section 1. Term of Employment; Compensation. The Employer agrees to employ the Employee for a period of ten (10) years beginning on the Closing Date (the "Term") as an officer of the Employer except as provided herein; and the Employee hereby accepts such employment. As consideration for the Employee's performance hereunder, the Employer will pay the Employee for his services during the Term hereof such amounts (which may be zero (0)) as shall be determined by the Management Committee consistent with the provision of Article III of the LLC Agreement (including, by way of example and not of limitation, the provisions of Section

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3.5(a) of the LLC Agreement with regard to the use of Operating Cash Flow), subject to such payroll and withholding deductions as are required by law. Consistent with the provisions of Section 3.5(a) of the LLC Agreement, the Employee's compensation (including salary and bonus) will be periodically reviewed and adjusted (with respect to both increases and/or decreases).

     Section 2.     Office and Duties.

          (a) During the Term of this Employment Agreement, the Employee shall hold such positions and perform such duties relating to the Employer's businesses and operations as may from time to time be assigned to him in accordance with the provisions of Article III of the LLC Agreement. During the Term of this Employment Agreement and while employed by the Employer, the Employee shall devote substantially all of his working time to his duties hereunder and shall, to the best of his ability, perform such duties in a manner which will further the business and interests of the Employer. If the Company (as a third party beneficiary of this Agreement) reasonably believes that the Employee has breached the foregoing obligation, it shall provide written notice of such breach to the Employer and within three (3) business days of such notice, the Management Committee (excluding the Person whose termination is being considered) of the Employer shall determine whether it concurs in the determination that the Employee has breached such provision. If the Management Committee disagrees with the Company, then the Management Committee shall provide written notice of such disagreement to the Company within three (3) business days of its determination and, if the Company so notifies the Employer within three (3) business days after notice of such agreement, then such issue shall be finally determined by binding arbitration in accordance with the provisions of Section 11 of this Agreement, provided, that such arbitration shall take place no later than fourteen (14) days following the receipt by the Management Committee of written notice from the Company that the Company desires to submit such issue to arbitration, and a final decision with respect to such issue shall be issued within five (5) business days after such arbitration. During the longer of the Term of this Employment Agreement or while Employee is employed by or acting as a consultant (or in any similar capacity) to the Employer or any of its Affiliates, the Employee shall not engage (i) in any Prohibited Competition Activity; (ii) interfere with the relations of the Employer or any of its Controlled Affiliates with any person or entity who at any time during such period was a Client (which means Past, Present, and Potential Clients, as defined below); or (iii) solicit or induce or attempt to solicit or induce, directly or indirectly, any employee or agent of or consultant (or person acting in any similar capacity) to the Employer to terminate its, his or her relationship therewith. The Employee agrees that he will travel to whatever extent is reasonably necessary in the conduct of the Employer's business.

          (b)  At any time after the
              anniversary of the date hereof, the Employee may elect, with the written consent of the Management Committee in its sole discretion, to reduce (but not to zero) the amount of time devoted to his duties hereunder, including without limitation reduction of travel time.

          (c) Except as provided in the LLC Agreement, during the Term of this Agreement and while employed by the Employer, the Employee shall not, directly or indirectly,

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solicit the business of any Past, Present, or Potential Clients except on behalf and for the benefit of the Employer, or pursue any other business activity, including, without limitation, serving as an officer, director, employee, agent or adviser to any business entity other than the Employer, without the Employer's prior written consent.

          (d) Notwithstanding the provisions of this Section 2, the Employee may engage in investing for his personal account if each such investment is made in accordance with the Code of Ethics of the LLC.

          (e) The terms "Client" or "Client List" when used herein shall include all Past, Present, and Potential Clients, subject to the following general rules: (i) with respect to each such Client, the term shall also include any persons or entities which are known to the Employee to be Affiliates of such Client or persons who are members of the Immediate Family of such Client or any of its Affiliates; and (ii) with respect to so-called "wrap programs," both the sponsor of the program and the underlying participants in the program (or clients who have selected the Company or a Controlled Affiliate under their contract with the sponsor) shall be included as Clients. Past, Present and Potential Clients shall be defined as follows:

     "Past Client" shall mean at any particular time, any Person who at any point prior to such time had been an advisee or investment advisory customer of, or recipient of Investment Management Services from, the Employer (including, without limitation, its predecessors, including the Corporation) but at such time is not an advisee, investment advisory customer of, or recipient of Investment Management Services from, the Employer.

     "Present Client" shall mean, at any particular time, any Person who is at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the Employer or any of its Controlled Affiliates.

     "Potential Client" shall mean, at any particular time, any Person to whom the Employer (including, without limitation, its predecessors, including the Company) or any of its Controlled Affiliates, through any of their officers, employees, agents or consultants (or persons acting in any similar capacity), has, within five years prior to such time, offered (by means of a personal meeting or a written proposal specifically directed to the particular Person) to serve as investment adviser or otherwise provide Investment Management Services but who is not at such time an advisee or investment advisory customer of, or recipient of Investment Management Services from, the Employer or any of its Controlled Affiliates. The preceding sentence is meant to exclude form letters, blanket mailings, cold calls and initial marketing efforts that do not result in a request by the recipient for further information or a presentation.

     Section 3. Benefits. The Employee shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of his position and duties with the Employer at such time, in all bonus, pension, profit-sharing, group insurance, or other fringe benefit plans which the Employer may hereafter in its sole and absolute discretion make available generally to its officers pursuant to the provisions of Article III of the LLC Agreement, but the

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Employer will not be required to establish any such program or plan.  The
Employee shall be entitled to such vacations and to such reimbursement of expenses as the Employer's policies allow, from time to time, to officers having comparable responsibilities and duties.

     Section 4. Termination of Employment. Notwithstanding any other provision of this Employment Agreement, Employee's employment with the Employer shall be terminated only in the following circumstances:

               (i) At any time by the Company, or by the Employer with the prior written consent of the Company, For Cause;

               (ii) At any time by the Company, or by the Employer with the prior written consent of the Company upon the Permanent Incapacity of the Employee; or

              (iii) Upon the death of the Employee;

               [(iv) At any time by the Employer in accordance with the provisions of the LLC Agreement.]

     Section 5. All Business to be the Property of the Employer; Assignment of Intellectual Property; Confidentiality.

          (a) The Employee agrees that any and all presently existing investment advisory businesses of the Employer and its Controlled Affiliates (including its predecessor, the Company), and all businesses developed by the Employer and its Controlled Affiliates, including by such Employee or any other employee or agent of the Employer (including, without limitation, employees and agents of its predecessor, the Company), including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, client lists, agreements, trade secrets, and any other incident of any business developed by the Employer (or its predecessor, the Company) or its Controlled Affiliates or earned or carried on by the Employee Stockholder for the Employer or its predecessor, the Company or their respective Controlled Affiliates, and all trade names, service marks and logos under which the Employer or its Controlled Affiliates do business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employer or such Controlled Affiliate, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Employer or such Controlled Affiliate. In addition, the Employee acknowledges and agrees that the investment performance of the accounts managed by the Employer (and its predecessor, the Company) was attributable to the efforts of the team of professionals at the Employer (or its predecessor, the Company, as applicable) and not to the efforts of any single individual, and that therefore, the performance records of the accounts managed by the Employer (and its predecessor, the Company) are and shall be the exclusive property of the Employer.

          (b) The Employee acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, for the Employer's predecessor, the Company), the Employee Stockholder has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, trade secrets, proprietary or confidential plans, client identities and information, client lists, service providers, business operations or techniques, records and data ("Intellectual Property") owned or used in the course of business by the Employer or its Controlled Affiliates. The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employer) any Intellectual Property of the Employer or any Controlled Affiliate thereof unless such information can be shown to be (i) previously known on a nonconfidential basis by such Employee, (ii) in the public domain through no fault of such Employee or (iii) lawfully acquired by such Employee from other sources. At the termination of the Employee's services to the Employer, all data, memoranda, client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to the Employer and remain in its possession (except where the return of such items shall be unreasonable or impractical in relation to the importance or confidentiality of such items).

          (c) The Employee acknowledges that, in the course of entering into this Employment Agreement, the Employee has had and, in the course of the operation of the Employer, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by AMG or the Company. The Employee agrees, for the benefit of AMG and the Company, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (other than at AMG's or the Company's request) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by AMG or the Company) of AMG or the Company unless such information can be shown to be (i) previously known on a nonconfidential basis by such Employee, (ii) in the public domain through no fault of such Employee or (iii) lawfully acquired by such Employee from other sources. At the termination of the Employee Stockholder's service to the Employer, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to the Company and remain in its possession.

          (d) The provisions of this Section 5 shall not be deemed to limit any of the rights of the Employer or the Company under the LLC Agreement or under applicable law, but shall be in addition to the rights set forth in the LLC Agreement and those which arise under applicable law.

     Section 6.     Non-Competition Covenant.

          (a) Until the later of (i) three (3) years following the termination of the Employee's employment with the Employer or any of its Affiliates, or (ii)
(A) in the event the Employee's employment is terminated by the LLC other than For Cause or a Unanimous

Termination Decision, five (5) years from the date hereof, or (B) in the event the Employee's employment terminates for any other reason, ten (10) years from the date hereof, the Employee shall not, directly or indirectly, engage in any Prohibited Competition Activity.

          (b)  In addition to, and not in limitation of, the provisions of
Section 6(a), the Employee agrees, for the benefit of the Employer and the Company, that from and after the termination of his employment with the Employer and until the later of (i) three (3) years following the termination of the Employee's employment with the Employer or any of its Affiliates, or (ii) A) in the event the Employee's employment is terminated by the LLC other than For Cause or a Unanimous Termination Decision, five (5) years from the date hereof, or (B) in the event the Employee's employment terminates for any other reason, ten (10) years from the date hereof, the Employee shall not, directly or indirectly, whether as owner, part-owner, shareholder, partner, member, director, officer, trustee, employee, agent or consultant, or in any other capacity, on behalf of himself or any Person other than the Employer:

               (i) provide Investment Management Services to any Person that is a Past, Present or Potential Client of the Employer; provided, however, that this clause (i) shall not be applicable to clients of the Employer (including Potential Clients) who are also members of the Immediate Family of the Employee;

               (ii) solicit or induce, whether directly or indirectly, any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds with respect to which the Employer provides Investment Management Services to be withdrawn from such management, or (B) causing any Client of the Employer (including any Potential Client) not to engage the Employer or any of its Affiliates to provide Investment Management Services for any or additional funds;

              (iii) contact or communicate with, in either case in connection with Investment Management Services, whether directly or indirectly, any Past, Present or Potential Clients of the Employer; provided, however, that this clause (iii) shall not be applicable to clients of the Employer (including Potential Clients) who are also members of the Immediate Family of the Employee; or

               (iv) solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employer or any of its Controlled

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Affiliates to terminate its, his or her relationship therewith, hire any such employee, agent or consultant, or former employee, agent or consultant, or work in any enterprise involving investment advisory services with any employee, agent or consultant or former employee, agent or consultant, of the Employer or its Controlled Affiliates who was employed by or acted as an agent or consultant to the Employer (or its predecessor, the Company) or its Controlled Affiliates at any time during the two (2) year period preceding the termination of the Employee Stockholder's employment (excluding for all purposes of this sentence, secretaries and persons holding other similar positions).

Notwithstanding the provisions of Sections 6(a) and 6(b), the Employee may make passive investments in a competitive enterprise the shares or other equity interests of which are publicly traded, provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family, less than five percent (5%) of the outstanding shares of comparable interests in such entity at the time such investments are made.

          (c) The Employee, the Employer and the Company agree that the periods of time and the unlimited geographic area applicable to the covenants of this
Section 6 and of Section 2 are reasonable, in view of the Employee's status as significant stockholder of the Company and his receipt of his share of the Merger Consideration in the Purchase Agreement, and which will contribute its investment advisory business to the Employer, the Employee's receipt of a member interest in the Employer, the Employee's receipt of the payments specified in
Section 1 above, the geographic scope and nature of the business in which the Employer is engaged, the Employee's knowledge of the Employer's (and its predecessor, the Company's) businesses and the Employee's relationships with the Employer's and the Company's investment advisory clients. However, if such period or such area should be adjudged unreasonable in any judicial proceeding, then the period of time shall be reduced by such number of months or such area shall be reduced by elimination of such portion of such area, or both, as are deemed unreasonable, so that this covenant may be enforced in such maximum area and during such maximum period of time as are adjudged to be reasonable.

     Section 7. Notices. All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below. Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery. Notices which are mailed shall be effective on the third day after mailing.

          (i)  If to the Employer:

               Essex Investment Management Company, LLC
               125 High Street
               Boston, MA 02110
               Attention: Christopher P. McConnell
               Facsimile No: (617) 342-3392




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               with a copy to:

               Affiliated Managers Group, Inc.
               Two International Place, 23rd Floor
               Boston, MA  02110
               Attention: Nathaniel Dalton, Senior Vice President Facsimile No.: (617) 747-3380


          (ii) if to the Employee:

               with a copy to:
               Dechert Price & Rhoads
               4000 Bell Atlantic Tower,
               1717 Arch Street
               Philadelphia, PA 19103-2793
               Attention: Christopher G.  Karras
               Facsimile No.: (215) 994-2222


         (iii) if to the Company:

               c/o Affiliated Managers Group, Inc.
               Two International Place, 23rd Floor
               Boston, MA 02110
               Attention: Nathaniel Dalton, Senior Vice President Facsimile No.: (617) 747-3380

               with a copy to:

               Goodwin, Procter & Hoar  LLP
               Exchange Place
               Boston, MA 02110
               Attention: Elizabeth Shea Fries
               Facsimile No.:  (617) 523-1231

unless and until notice of another or different address shall be given as provided herein.

     Section 8. Third Party Beneficiary; Assignability. Each of AMG and the Company is an intended third party beneficiary of the provisions of this Employment Agreement. This Employment Agreement shall be binding upon and inure to the benefit of the Employer, AMG and the Company, and to any person or firm who may succeed to substantially all of the assets of the Employer, AMG or the Company. This Employment Agreement shall not be assignable by the Employee.

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     Section 9.     Entire Agreement.  Except as set forth in the following
below, this Employment Agreement contains the entire agreement between the Employer and the Employee with respect to the subject matter hereof, and supersedes all prior oral and written agreements between the Employer and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation. In the event of any conflict between the provisions hereof and of the LLC Agreement, the provisions hereof shall control.

     Section 10.    Remedies Upon Breach.

          (a) In the event that the Employee breaches any of the provisions of this Agreement (including, without limitation, following the termination of his/her employment with the Employer), then AMG (or its assignees) shall have no further obligations under any promissory note theretofore issued to the Employee pursuant to Section 3.11(f) of the LLC Agreement.

          (b) The Employee recognizes and agrees that the Employer or the Company's remedy at law for any breach of the provisions of Sections 2, 4, 5, or 6 hereof would be inadequate and that for any breach of such provisions by the Employee, the Employer or the Company shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Employment Agreement, be entitled to injunctive relief and to enforce their respective rights by an action for specific performance to the extent permitted by law, and to the right of set-off against any amounts due to the Employee by the Employer or the Company. Should the Employee engage in any activities prohibited by this Employment Agreement, he agrees to pay over to the Employer all compensation received in connection with such activities. Such payment shall not impair any other rights or remedies of the Employer or the Company or affect the obligations or liabilities of the Employee under this Employment Agreement or applicable law.

     Section 11. Arbitration of Disputes. The parties agree that any and all disputes, claims, or controversies arising out of or relating to this Agreement or the breach hereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the arbitrators, except that the selection of arbitrator shall apply the law as established by decisions of the U.S. Supreme Court, the Court of Appeals for the First Circuit and the U.S. District Court for the District of Massachusetts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law, and any awards to the Employee for violation of any anti-discrimination law shall not exceed the maximum award to which the Employee would be entitled under the applicable (or most analogous) federal anti-discrimination civil rights laws. In the event that any person or entity other than the Employee, the Employer of the Surviving Corporation may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties covenant that they will participate in the arbitration in good faith and that they will share equally its costs except as otherwise provided herein. The provisions of this Section 11 shall be enforceable in any court of competent jurisdiction, and the parties shall bear their own costs in the event of any proceeding to enforce this Agreement except as otherwise provided herein. The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorney's fees, incurred by the other party in enforcing the award.

     Section 12.    Accelerated Put Rights.

          (a) Notwithstanding any provisions contained in the LLC Agreement to the contrary (including Article III and Article VII thereof) upon any exercise by the Company of any of its rights under Section 3.2(b)(v) (a "Put Acceleration Event"), then AMG or its successors or assigns shall, upon the request of the Employee, purchase all of the LLC Points then held by the Employee in the LLC pursuant to the terms and conditions of this Section 12 (an "Accelerated Put").

          (b) If Employee desires to exercise its rights under Section (a) above, it shall give the Company and AMG irrevocable written notice (a "Put Notice") within ninety (90) days after the Put Acceleration Event, stating that it is electing to sell all (but not less than all) of its LLC Points then owned by the Non-Manager Member.

          (c) The purchase price for an Accelerated Put ("Accelerated Put Price") shall be an amount equal to (i) sixteen (16) times the positive difference, if any, of (x) the sum of (I) fifty percent (50%) of the LLC's Maintenance Fees for the twenty-four (24) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred and (II) thirty-three and thirty-three one-hundredths percent (33.33%) of the LLC's Earned Performance Fees for the thirty-six (36) calendar months ending on the last day of the calendar year prior to the calendar year in which the Accelerated Put Event occurred, minus (y) the amount by which the actual expenses of the LLC exceeded the Operating Cash Flow (including previously reserved Operating Cash Flow) during the twelve (12) months ending on the last day of the calendar quarter prior to the date of closing of such Accelerated Put (in each case determined by reference to the most recent financial statements with respect to the applicable period supplied to the Company pursuant to Section 9.3 of the LLC Agreement) multiplied by (ii) a fraction, the numerator of which is the number of Vested LLC Points to be purchased from such Employee on the Purchase Date and the denominator of which is the number of LLC Points outstanding on the Purchase Date before giving effect to any puts, calls or any issuances or redemptions of LLC Points on such date or in connection with an Accelerated Put.

          (d) In the case of any Accelerated Put, the Put Price shall be paid by AMG (or its successors and assigns) on a date determined by AMG (but no later than sixty (60) days following delivery of the Put Notice) by wire transfer or certified check issued to the Employee.

     Section 13. Consent to Jurisdiction. To the extent that any court action is permitted consistent with or to enforce Section 10 of this Employment Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Employee (a) submits to the personal jurisdiction of such courts;
(b) consents to service of process at the address determined pursuant to the provisions of Section 7 hereof; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     Section 14. Third-Party Agreements and Rights. The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Employment Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

     Section 15. Litigation and Regulatory Cooperation. During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer or the Company or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Company). The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer or the Company or their Affiliates at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer, the Company and their Affiliates in connection with any investigation or review of any federal, state or local regulatory authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer (including, without limitation, its predecessor, the Company). The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 14.

     Section 16. Waivers and Further Agreements. Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 15, may be waived or modified in whole or in part as against the Company, the Employer or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, it being understood that any action under this Section 15 on behalf of the Employer may be taken only with the approval of the Company as Manager Member. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

     Section 17. Amendments; Employer's Consents. This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, it being understood that any action under this Section 16 on behalf of the Employer may be taken only with the prior written approval of the Company as the Manager Member of the Employer.

     Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the Company as the Manager Member of the Employer.

     Section 18. Severability. If any provision of this Employment Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 19. Governing Law. This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of The Commonwealth of Massachusetts which apply to contracts executed and performed solely in The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as a sealed instrument as of the date first above written.


EMPLOYEE:                            ESSEX INVESTMENT MANAGEMENT
                                     COMPANY, LLC

                                     By:  Essex Investment Management Company,
                                          Inc., its Manager Member

_______________________                   By: ___________________________
Name:                                         Name:
                                              Title:

AMG ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SECTION 12 HEREOF:


AFFILIATED MANAGERS GROUP, INC.



By___________________________________
    Name:
    Title: